AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2001
                                                         REGISTRATION NO. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            ----------------------

                          PANAMERICAN BEVERAGES, INC.
            (Exact name of registrant as specified in its charter)

        REPUBLIC OF PANAMA                            NOT APPLICABLE
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
   of incorporation or organization)

                              C/O PANAMCO, L.L.C.
                         701 WATERFORD WAY, SUITE 800
                             MIAMI, FLORIDA 33126
                   (Address of Principal Executive Offices)
                            ----------------------

            STOCK OPTIONS AND RESTRICTED STOCK GRANTED PURSUANT TO
                             EMPLOYMENT AGREEMENTS
                           (Full title of the plan)
                            ----------------------

                        CARLOS HERNANDEZ-ARTIGAS, ESQ.
                              C/O PANAMCO, L.L.C.
                         701 WATERFORD WAY, SUITE 800
                             MIAMI, FLORIDA 33126
                                (305) 929-0800
                (Name, address and telephone number, including
                       area code, of agent for service)
                            ----------------------

                                   COPY TO:

                         WILLIAM J. WHELAN, III, ESQ.
                            CRAVATH, SWAINE & Moore
                               825 EIGHTH AVENUE
                           NEW YORK, NEW YORK 10019
                                (212) 474-1000
                            ----------------------

                        CALCULATION OF REGISTRATION FEE
==========================================================================================================================
    TITLE OF                                        AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
   SECURITIES                                        TO BE        OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED                                  REGISTERED(1)         SHARE(2)              PRICE(2)            FEE
----------------                                  -----------     ------------------     ------------------    -----------

Class A Common Stock, par value $0.01 per share     1,300,000            $19.70              $25,610,000          $6,403
---------------------------------------------------------------------------------------------------------------------------

     (1) This registration statement covers shares of Class A common stock, par value $0.01 per share, of Panamerican Beverages, Inc. consisting of the aggregate number of shares which may be sold upon the exercise of stock options or the vesting of restricted stock which have been granted under certain employment agreements. The maximum number of shares which may be sold upon the exercise of such options and the vesting of restricted stock granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options or the vesting of restricted stock, the fee is calculated on the basis of the price at which the options may be exercised or the restricted stock was granted; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted on the New York Stock Exchange on July 17, 2001 (within 5 business days prior to filing this registration statement).
===============================================================================

                                    Part I

                               EXPLANATORY NOTE

          This registration statement registers shares of Class A common stock, par value $0.01 per share (the "common stock"), of Panamerican
Beverages, Inc. ("Panamco") consisting of shares which may be sold upon the exercise of stock options or the vesting of restricted stock which have been granted under employment agreements, dated as of October 6, 2000, between Panamco and each of William G. Cooling and Henry A. Schimberg (collectively, the "Plans").

          This registration statement contains two parts. The first part contains a "reoffer" prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission. Panamco will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the prospectus as set forth in Form S-8), the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act, and additional information about the Plans. Requests should be directed to Carlos Hernandez-Artigas, c/o Panamco, L.L.C., 701 Waterford Way, Suite 800, Miami, Florida 33126. Panamco's telephone number is (305) 929- 0800.

                              REOFFER PROSPECTUS

                       1,300,000 SHARES OF COMMON STOCK

                          PANAMERICAN BEVERAGES, INC.

                            ----------------------


          The shares of Class A common stock, par value $0.01 per share, of Panamerican Beverages, Inc. ("Panamco") covered by this reoffer prospectus may be offered and sold to the public by certain stockholders of Panamco (collectively, the "Selling Securityholders"). The shares may be sold upon the exercise of stock options or the vesting of restricted stock which have been granted and/or may hereafter be granted to the Selling Securityholders under employment agreements with the Selling Securityholders (collectively, the "Plans"). Panamco will not receive any proceeds from the sale of the shares by the Selling Securityholders.


          Our common stock is quoted on the New York Stock Exchange under the symbol "PB." On July 17, 2001, the closing price of a share of our common stock on the New York Stock Exchange was $19.70 per share. The Selling Securityholders may sell their shares directly or indirectly in one or more transactions on the New York Stock Exchange or on any stock exchange on which the shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          To the knowledge of Panamco, other than the opportunity that will be provided to each Selling Securityholder to enter into a sales plan with a broker for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c) (1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Selling Securityholders have no arrangements with any brokerage firms regarding the sale of their shares.

          The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchases of the shares, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

                            ----------------------


          Investment in our common stock involves a high degree of risk. Please see "Risk Factors" beginning on page 5.

                            ----------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ----------------------

               The date of this reoffer prospectus is July 20, 2001.

                            ----------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Additional Information......................................................3
Incorporation of Certain Documents by Reference.............................4
Risk Factors................................................................5
Use of Proceeds.............................................................9
Selling Securityholders.....................................................9
Plan of Distribution.......................................................10
Legal Matters..............................................................11
Experts....................................................................11


          You should rely only on the information contained in this reoffer prospectus or any supplement. No one is authorized to provide you with information different from that which is contained in or incorporated by reference into this reoffer prospectus. Shares of common stock are being offered and sold only in jurisdictions where offers and sales are permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of the common stock.

                            ADDITIONAL INFORMATION

          Panamco has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This reoffer prospectus does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits thereto. For further information with respect to Panamco and the common stock offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this reoffer prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

          Panamco is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. The registration statement, including exhibits, and the reports and other information filed by Panamco can be inspected without charge at the public reference facilities maintained by the Commission at the Commission's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, and at the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, which have been filed by Panamco with the Commission, are incorporated by reference herein:

          (a) Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) Panamco's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; and

          (c) The description of Panamco's common stock contained in Panamco's Registration Statement on Form F-1, as amended (File No. 33-76438), filed April 29, 1994.

          All documents filed by Panamco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date hereof shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes any statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Panamco will provide without charge to any person to whom this reoffer prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this reoffer prospectus). Requests should be directed to Carlos Hernandez-Artigas, c/o Panamco, L.L.C., 701 Waterford Way, Suite 800, Miami, Florida 33126. Panamco's telephone number is
(305) 929-0800.

                                 RISK FACTORS

          In addition to the other information in this reoffer prospectus, prospective investors should carefully consider the following risk factors in evaluating us, our business and an investment in the common stock. Unless specified otherwise as used herein, the terms "we," "us" or "our" refer to Panamco.

          This reoffer prospectus contains forward-looking statements. These statements relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. These factors may cause our actual results to differ materially from any forward-looking statement.

VOLATILE AND FREQUENTLY UNFAVORABLE POLITICAL, ECONOMIC AND SOCIAL CONDITIONS IN THE MARKETS IN WHICH WE OPERATE COULD ADVERSELY AFFECT OUR BUSINESS.

          We operate in markets characterized by volatile and frequently unfavorable, political, economic and social conditions. Many aspects of our business can be materially and adversely affected by developments with respect to inflation, interest rates, currency fluctuations, government policies, price and wage controls, exchange control regulations, taxation, expropriation, social instability, and other political, economic or social conditions or developments in or affecting Latin America. We have no control over such conditions and developments. Such conditions and developments may materially adversely affect our operations.

          The governments in the countries in which we operate have historically exercised substantial influence over many aspects of their respective economies, which can make these markets unpredictable and volatile. In recent years, the governments in our markets have implemented measures to improve their economies. However, the current political climate in these countries still creates significant uncertainty as to future economic, fiscal and tax policies.

HIGH INFLATION AND HIGH INTEREST RATES ARE COMMON IN THE MARKETS IN WHICH WE OPERATE AND REDUCE OUR SALES AND PROFITABILITY.

          High inflation can adversely impact our sales volumes. In times of inflation, prices typically rise faster than wages, which erodes consumer purchasing power and adversely affects sales. At times of high inflation, we have experienced flat or decreased unit volume sales.

          High inflation may also cause supply and material costs to rise faster than prices. If product prices fail to keep pace with increases in supply and material costs, our profit margins diminish. Even if prices kept pace with inflation, our net sales in local currency terms could remain flat or decrease if, among other things, inflation or high unemployment diminishes consumer purchasing power.

          In periods of high inflation and high interest rates, borrowing funds in local currencies is more expensive, while borrowings indexed to the U.S. dollar or other foreign currencies place the risk of devaluation on the borrower. We could be adversely affected by these conditions if we must borrow more funds to finance capital expenditures or for other purposes.

          The governments in countries with high inflation rates and significant currency fluctuations in which we operate, often respond to high inflation by imposing price and wage controls or similar measures. These government controls could adversely affect our business and are beyond our control.

CURRENCY DEVALUATIONS IN THE COUNTRIES IN WHICH WE OPERATE ADVERSELY AFFECT OUR CASH FLOW AND ABILITY TO SERVICE OUR U.S. DOLLAR DEBT.

          Our consolidated cash flow from operations is generated exclusively in the currencies of the countries in which we operate and is subject to the effects of fluctuations in the value of these currencies. Each of these countries has historically experienced significant currency devaluations relative to the U.S. dollar. In general, such devaluations are accompanied by high inflation and declining purchasing power, which can adversely affect our sales as well as our income. Because our financial statements are prepared in U.S. dollars, net sales (and other financial statement accounts, including net income) tend to increase when the rate of inflation in each country exceeds the rate of devaluation of such country's currency against the U.S. dollar. Alternatively, net sales (and other financial statements accounts, including net income) generally are adversely affected if and to the extent that the rate of devaluation of each country's currency against the U.S. dollar exceeds the rate of inflation in such country in any period.

          We make significant borrowings in U.S. dollars and a significant portion of our capital equipment purchases is in U.S. dollars, although most of our revenues and operating costs is generated in the local currencies of the countries in which we operate. In periods of devaluation, U.S. dollar-denominated borrowings can generate income statement losses or charges against shareholders' equity, as occurred in 1999 as a result of the Brazilian Real devaluation. We could be adversely affected by a devaluation of local currencies if it becomes necessary to increase indebtedness in order to finance capital expenditures or for other purposes. Devaluation affected the Mexican peso in 1995, the Brazilian real during the first quarter of 1999, and most recently, the Colombian peso.

          In addition, when dividends are distributed to us by our foreign subsidiaries, the payments are converted from local currencies to U.S. dollars, and any future devaluations of local currencies relative to the U.S. dollar could result in a loss of dividend income.

WE ARE HEAVILY DEPENDENT UPON OUR CLOSE RELATIONSHIP WITH THE COCA-COLA COMPANY FOR CONCENTRATE, FUNDING AND OTHER BUSINESS MATTERS; CHANGES IN OUR RELATIONSHIP OR A TERMINATION OF OUR AGREEMENTS WITH THE COCA-COLA COMPANY WILL HAVE A MATERIAL AND ADVERSE EFFECT ON US.

          Our over 50 year-old bottling relationship with The Coca-Cola Company is central to our business and prospects. Approximately 89% of our 2000 net sales were derived from the distribution of Coca-Cola products. The Coca-Cola Company beneficially owns approximately 24% of our Class A common stock and approximately 25% of our Class B common stock and all of our Series C Preferred Stock as of June 30, 2001.

          The Coca-Cola Company exercises substantial influence over the conduct of our business through its rights maintained under bottling agreements with us and pursuant to its rights as the beneficial owner of our Series C Preferred Stock. The Coca-Cola Company may, among other things:

          o    appoint up to three directors to our Board of Directors,

          o unilaterally increase the prices for soft drink concentrates sold to us,

          o review and approve our marketing, operating and advertising plans and regulate product presentations, and

          o prevent us from expanding our Coca-Cola bottling business geographically.

          In addition, we cannot take certain actions without The Coca-Cola Company's approval pursuant to the terms of the Series C Preferred Stock they hold. Such actions include:

          o    certain consolidations, mergers and sales of our assets,

          o any acquisition or sale of a business if the purchase price or sales price exceeds a material amount,

          o entry into any new significant line of business or termination of any existing significant line of business,

          o certain capital expenditures and acquisitions and dispositions of material fixed assets,

          o    certain transactions with affiliates,

          o certain changes in our policy with respect to dividends or distributions and other shareholders and

          o    certain changes to our Articles of Incorporation or By-laws.

VOLATILE SUGAR PRICES COULD NEGATIVELY IMPACT OUR OPERATING RESULTS, AND THERE IS A LIMITED NUMBER OF RELIABLE SUPPLIERS IN OUR FRANCHISE TERRITORIES.

          Sugar is one of the principal raw materials we use to produce soft drinks. Although sugar is produced in all the countries in which we operate, there is a limited number of reliable suppliers in such countries. Additionally, our sources of supply are subject to approval by The Coca-Cola Company.

          The countries in which we operate, with the exception of Brazil, impose import duties and other restrictions on sugar. If we become unable to purchase sugar locally in any of the countries in which we operate, the import duties and restrictions may limit our ability to obtain sugar at favorable prices. International sugar prices also tend to fluctuate significantly. Increases in the price of sugar, including increases that may occur in the event that duties or other restrictions are imposed on our sugar suppliers, will increase our raw materials cost and could reduce our net sales. The cost of sugar may increase at any time.

WATER IS ESSENTIAL TO OUR BUSINESS AND ANY DECREASE IN SUPPLY COULD NEGATIVELY IMPACT US.

          Water is an essential component of all our products. We obtain our water from wells located at plant sites or from municipal sources. Our municipal sources set limits on the amount of water that we may use each year. We have no control over the fees charged by the municipalities for water or the limits they set on our water usage. Although our recent studies have indicated that we have sufficient ground water at our plant sites where we obtain water from wells, we do not know if groundwater will be available in sufficient quantities to meet our future production needs.

WE ARE SUBJECT TO STRONG COMPETITION IN ALL OUR MARKETS, WHICH COULD ADVERSELY IMPACT OUR PROFITABILITY.

          The beverage business in our franchise territories is highly competitive. Within each franchise territory our competitors include bottlers of Pepsico, Inc. ("Pepsi"), bottlers of national or regional cola brands and bottlers of other nonalcoholic beverages. In some areas, we also compete with beer bottlers that offer soft drinks as a complement to their beer business. In Brazil, where we produce and distribute beer under the Kaiser brand, and in Venezuela, where we distribute beer under the Regional brand, we also compete with other brands of beer. In addition, carbonated soft drink products, such as the vast majority of our products, compete with other major commercial beverages, such as water, coffee, tea, milk, beer and wine, as well as noncarbonated soft drinks, citrus and non-citrus fruit juices and drinks and other beverages.


WE ARE DEPENDENT UPON DIVIDENDS AND DISTRIBUTIONS FROM OUR SUBSIDIARIES TO SERVICE OUR DEBT AND WE MAY BE UNABLE TO ACCESS THESE FUNDS DUE TO VARIOUS RESTRICTIONS AND CONTROLS.

          As a holding company, our ability to pay operating expenses and debt service obligations depends primarily upon receipt of sufficient funds from our majority-owned subsidiaries in the countries in which we operate. These subsidiaries are in turn dependent upon receipt of funds from their majority-owned subsidiaries. In addition, many countries in which we operate impose withholding taxes on dividends paid to us by our subsidiaries. For example, Mexico and Costa Rica impose withholding taxes of 7.6% and 15%, respectively, on the dividends paid to us by our subsidiaries operating in those countries, and Brazil imposes a withholding tax of 15% on dividends paid by domestic subsidiaries to us that are derived from earnings generated prior to January 1, 1996. Beginning in 2001, Venezuela imposed a withholding tax of 34% on dividends paid out of earnings that have not been subject to income tax.

OUR OPERATIONS MAY BE NEGATIVELY IMPACTED BY EVENTS IN OTHER EMERGING MARKET COUNTRIES.

          In addition to the direct effects on our operations of poor economic conditions in our franchise territories, economic conditions in the countries in which we operate are often influenced by economic and capital markets conditions in other emerging market countries. Although economic conditions are different in each country, investors' reactions to developments in one country may have effects on the securities of issuers in other countries, including the countries where we operate. Any such effects may adversely affect our business, financial condition and results of operations.

                                USE OF PROCEEDS

          Panamco will not receive any proceeds from the sale of shares which may be sold pursuant to this reoffer prospectus for the respective accounts of the Selling Securityholders. All such proceeds, net of brokerage commissions, if any, will be received by the Selling Securityholders. See "Selling Securityholders" and "Plan of Distribution."


                            SELLING SECURITYHOLDERS

          The following table sets forth information with respect to the beneficial ownership of the Selling Securityholders based upon the corporate records of Panamco as of June 30, 2001. Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 125,757,759 shares outstanding as of June 30, 2001, and generally includes voting or investment power with respect to securities. Options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of June 30, 2001, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted common stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.

          The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of Panamco.


                                                                             Number of Shares          % of Outstanding
                                                                            to be Beneficially        Shares to be Owned
                             Number of Shares        Number of Shares          Owned if All              if All Shares
     Name of Selling        Beneficially Owned          that may be           Shares Offered            Offered Hereby
     Securityholder          Prior to Offering        Offered Hereby          Hereby are Sold              are Sold
     ---------------        ------------------       -----------------      -----------------         -------------------

William G. Cooling              860,253(1)                750,000               110,253                       *

Henry A. Schimberg              554,552(2)                550,000                 4,552                       *


-----------------
* Less than 1%.

(1) Includes 400,000 restricted shares of which 133,333 vested on June 7, 2001. Includes outstanding options to purchase 350,000 shares of which 175,000 vested on November 10, 2000. Mr. Cooling was elected Chairman of the board of directors and Chief Executive Officer of Panamco on October 6, 2000. Mr. Cooling has been a director of Panamco since January 1994.

(2) Includes 300,000 restricted shares of which 100,000 vested on June 7, 2001. Includes outstanding options to purchase 250,000 shares of which 125,000 vested on November 10, 2000. Mr. Schimberg was elected Vice Chairman of the board of directors on October 6, 2000. Mr Schimberg has been a director of Panamco since May 2000.

                             PLAN OF DISTRIBUTION

          Common stock offered hereby may be sold from time to time directly by or on behalf of the Selling Securityholders in one or more transactions on the New York Stock Exchange or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

          To the knowledge of Panamco, other than the opportunity that will be provided to each Selling Securityholder to enter into a sales plan with a broker for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) of the Exchange Act, the Selling Securityholders have no arrangements with any brokerage firms.

          In connection with such sales, the Selling Securityholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

          In order to comply with certain state securities laws, if applicable, the common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Sales of common stock must also be made by the Selling Securityholders in compliance with all other applicable state securities laws and regulations.

          In addition to any common stock sold hereunder, Selling
Securityholders may, at the same time, sell any shares of common stock, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

          There can be no assurance that any of the Selling Securityholders will sell any or all of the common stock offered by them hereby.

          Panamco will pay all expenses of the registration of the common stock and will not receive any proceeds from the sale of any common stock by the Selling Securityholders.

          Panamco has notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the common stock.

                                 LEGAL MATTERS

          The validity of the common stock being offered hereby has been passed upon for Panamco by Carlos Hernandez-Artigas.


                                    EXPERTS

          The consolidated balance sheets as of December 31, 2000 and 1999, and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 2000, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, which have been filed by Panamco with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

          (a) Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) Panamco's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; and

          (c) The description of Panamco's common stock contained in Panamco's Registration Statement on Form F-1, as amended (File No. 33-76438), filed April 29, 1994.

          All documents filed or subsequently filed by Panamco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the common stock being offered hereby has been passed upon for Panamco by Carlos Hernandez-Artigas.

Item 6.   Indemnification of Directors and Officers.

          Panamco's Restatement of Articles of Incorporation provides that to the fullest extent permitted by Panamanian law, a director of Panamco shall not be personally liable to Panamco, the shareholders of Panamco or any third party for damages, monetary or otherwise, for breach of duty as a director. If the General Corporation Law of the Republic of Panama or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Panamco shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the Republic of Panama or such other law, as so amended. Any repeal or modification of the foregoing provision by the shareholders of Panamco shall not adversely affect any right or protection of a director of Panamco existing at the time of such repeal or modification.



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


          Panamco's Amended and Restated By-laws provide that Panamco shall indemnify any person (including the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of Panamco, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law (Law 32 of 1927) of the Republic of Panama, and any other applicable law, as from time to time in effect. Such indemnification shall include advancement of expenses in advance of the final disposition of such action, suit or proceedings, subject to the provisions of any applicable law. Such right of indemnification shall not be deemed exclusive of any other rights to which such director of officer may be entitled apart from the foregoing provisions. Any repeal or modification of the foregoing provisions shall not affect any rights or obligations existing at the time of such repeal or modification.

Item 7.   Exemption from Registration Claimed.

          The common stock which may be sold pursuant to the reoffer prospectus for the respective accounts of the Selling Securityholders were issued to the Selling Securityholders by Panamco in reliance upon the exemption provided by Section 4(2) of the Securities Act.

Item 8.   Exhibits.

          The Exhibits to this registration statement are listed in the
Exhibit Index.

Item 9.   Undertakings.

          (a)  The undersigned hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs


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



          is contained in periodic reports filed with or furnished to the Commission by Panamco pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Panamco's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Panamco pursuant to the foregoing provisions, or otherwise, Panamco has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Panamco of expenses incurred or paid by a director, officer or controlling person of Panamco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Panamco will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 23rd day of July, 2001.

                                      PANAMERICAN BEVERAGES, INC.


                                      by /s/ Paulo J. Sacchi
                                         -----------------------------
                                         Name:  Paulo J. Sacchi
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paulo J. Sacchi, and Carlos Hernandez-Artigas, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



            Signature                   Title                     Date

(i) PRINCIPAL EXECUTIVE OFFICERS

/s/ William G. Cooling
--------------------------      Chairman of the Board, Chief      July 20, 2001
   William G. Cooling           Executive Officer and Director


/s/ Henry A. Schimberg
--------------------------      Vice Chairman of the Board        July 20, 2001
   Henry A. Schimberg           and Director



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




            Signature                 Title                       Date

(ii) PRINCIPAL FINANCIAL OFFICER
     AND PRINCIPAL ACCOUNTING
     OFFICER


/s/ Paulo J. Sacchi
--------------------------      Senior Vice President, Chief
   Paulo J. Sacchi              Financial Officer and Treasurer   July 20, 2001

(iii) DIRECTORS


/s/ Alejandro Jimenez
--------------------------      President, Chief Operating        July 20, 2001
   Alejandro Jimenez            Officer and Director


--------------------------
   Gustavo A. Cisneros          Director


--------------------------
   Oswaldo J. Cisneros          Director


--------------------------
   Gary P. Fayard               Director


/s/ Luis Fernando Furlan
--------------------------                                        July 20, 2001
   Luis Fernando Furlan         Director


/s/ Wade T. Mitchell
--------------------------                                        July 20, 2001
   Wade T. Mitchell             Director



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




            Signature                 Title                       Date


/s/ James J. Postl
--------------------------                                        July 20, 2001
   James J. Postl               Director


/s/ Houston Staton
--------------------------                                        July 20, 2001
   Houston Staton               Director


/s/ Stuart A. Staton
--------------------------                                        July 20, 2001
   Stuart A. Staton             Director


/s/ Woods W. Staton Welten
--------------------------                                        July 20, 2001
   Woods W. Staton Welten       Director

                                 EXHIBIT INDEX


Exhibit Number           Description

5.1                      Opinion of Carlos Hernandez-Artigas

10.1                     Employment Agreement between the Company and William
                         G. Cooling (incorporated herein by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001, File No. 001-12290).

10.2                     Employment Agreement between the Company and Henry A.
                         Schimberg (incorporated herein by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001, File No. 001-12290).

23.1                     Consent of Arthur Andersen LLP

23.2 Consent of Carlos Hernandez-Artigas (contained in the opinion filed as Exhibit 5.1 hereto)

24.1                     Power of Attorney (included on Signature Page)




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